Exhibit 10.44

DO NOT DESTROY THIS NOTE: When paid, this note with Deed of Trust securing same, must be surrendered to Trustee for cancellation before reconveyance will be made

---

NOTE SECURED BY DEED OF TRUST

$130,000 **Date: May 28, 2024**

Los Angeles, California,

At the times stated, for value received, **Mopane Investments, LLC, a Wyoming Limited Liability Company** ("Maker") promise(s) to pay to **Belladonna Lily Investments, Inc, a Wyoming Corporation** ("Payee") or order, at **1621 Central Avenue, Cheyenne, WY 82001,** the sum of **One Hundred Thirty Thousand Dollars 00/100 ($130,000.00)** with interest only from **May 29th, 2024** on unpaid principal at the rate of **6.00** per cent per annum. Interest only payable in monthly installments of **Six Hundred and Fifty Dollars AND 00/100 ($650.00)** or more on the **1st** day of each month, beginning on the **1st** day of **July 2024** and continuing until the **30th** day of **June 2029** at which time the entire principal balance together with interest due thereon, shall become due and payable.

This loan to be secured by a Deed of Trust recorded against 1457 W. 35th Street, Los Angeles, CA 90018 (APN: 5041-001-012)

Principal and interest payable in lawful money of the United States. If action be instituted on this note, We promise to pay such sum as the Court may fix as attorney's fees. This note is secured by a Deed of Trust to North American Title Company, a California corporation, as TRUSTEE.

Mopane Investments, LLC, a Wyoming Limited Liability Company (Borrower)

David Behrend, Manager

Belladonna Lily Investments, Inc. (Lender)

Jonathan Barrett, President

This note is increased by $75,000 on December 10, 2024. Interest payment is changed to $1,025/ month.

12/10/2024
David Behrend, Manager

12/10/2024
Jonathan Barrett, President

This note is decreased by $90,000 on February 5, 2025 and interest payment is amended to $575/month.

—————————— 2/5/2025
David Behrend, Manager

—————————— 2/5/2025
Jonathan Barrett, President

EXHIBIT" A"

1. "Should the trustor or his successors in interest, without the consent in writing of the beneficiary, sell, transfer of convey or permit to be sold, transferred or conveyed, his interest in the property, or any part thereof, then the beneficiary may, at his option, declare all sums secured hereby immediately due and payable."
2. "This Note is subject to Section 2966 of the Civil Code, which provides that the holder of this Note shall give written notice to the Trustor, or his successor in interest, of prescribed information at least ninety days and not more than one hundred and fifty days before any balloon payment is due." Notice is deemed given by payee to maker to pay loan by June 30, 2029.
3. No prepay penalty
4. Late fee of 5% of monthly payment if paid 11 days or more after payment date.